UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 23, 2002

(Date of earliest event reported)

DIGITAL ANGEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-15177

52-1233960

(State of Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075

(Address of Principal Executive Offices)

(651) 455-1621

(Registrant’s Telephone Number)

On May 28, 2002, Digital Angel Corporation (the “Registrant”) filed a Current Report on Form 8–K reporting the retention of Eisner LLP as its independent accountants.  This Amendment No. 1 to Form 8–K amends and restates Item 4 of that Current Report on Form 8–K:

Item 4.                    Change in Registrant’s Certifying Accountants.

(b)   New Independent Accountants

On May 23, 2002, Digital Angel Corporation (the “Registrant”) engaged Eisner LLP as its independent  accountants to audit its financial statements for the fiscal year ending December 31, 2002.

During 2000 and 2001 and in the subsequent interim period from January 1, 2002 through May 23, 2002, the Registrant has not consulted with Eisner LLP on items which concerned the application of accounting principles generally, or to a specific transaction or group of either completed or proposed transactions, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Registrant’s prior independent public accountant, Grant Thornton LLP, communicated its resignation in a letter to the Registrant on May 14, 2002.  Grant Thornton LLP had advised the Registrant that it had not completed its review of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and should not be associated with that report in any way. Due to the timing of the resignation, the interim financial statements contained in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 were not reviewed by an independent public accountant as required pursuant to Rule 10-01(d) of Regulation S-X.  The Registrant’s new accountants, Eisner LLP, will complete the SAS 71 review of the Registrant’s first quarter financial statements and the Registrant will file an amended Form 10-Q/A.

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” which represent the Registrant’s expectations or beliefs, including, but not limited to, statements concerning industry performance and the Registrant’s operations, performance, financial condition, plans, growth and strategies.  Any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Registrant’s control, and actual results may differ materially depending on a variety of important factors, many of which are beyond the control of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2002

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice President, Finance and Chief Financial Officer